SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2002

BLUE MARTINI SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30925	94-3319751
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2600 Campus Drive
San Mateo, CA 94403
(Address of principal executive offices and zip code)

(650) 356-4000
Registrant’s telephone number, including area code:

Item 2.     Acquisition or Disposition of Assets.

On April 16, 2002, Blue Martini Software, Inc. (“Blue Martini”) completed an acquisition in which it acquired The Cybrant Corp. (“Cybrant”) in a stock-for-stock transaction. Cybrant was acquired pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 16, 2002 (the “Merger Agreement”), by and among Blue Martini, Blue Martini Holdings Corp. II, a Delaware corporation and a wholly owned subsidiary of Blue Martini (“Merger Sub”), Cybrant and Dave Buchanan, as agent for the stockholders of Cybrant. Pursuant to the Merger Agreement, Merger Sub was merged with and into Cybrant, with Cybrant being the surviving corporation (the “Merger”). As a result of the Merger, Cybrant became a wholly owned subsidiary of Blue Martini. The consideration for the Merger, which was arrived at through arms-length negotiations, was 4,534,936 shares of Blue Martini common stock. Based on the closing price of Blue Martini common stock on April 16, 2002, the aggregate value of the consideration issued at closing was approximately $7,074,500. The aggregate purchase price, comprising of the shares of Blue Martini common stock issued and additional costs and liabilities related to the transaction, as well as minimal existing costs of Cybrant, is approximately $8 million. The Merger is intended to qualify as a tax-free reorganization and is being accounted for as a purchase. The description contained in this Item 2 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

Cybrant provides configuration, pricing, quoting, guided selling, and solution design software applications that simplify the sale of complex products, services and solutions. Blue Martini currently intends to maintain Cybrant as a wholly owned subsidiary based primarily in San Mateo, California and Boca Raton, Florida, and to have Cybrant continue to conduct its business as historically conducted.

Blue Martini’s press release, dated April 16, 2002, titled “Blue Martini Software Acquires Cybrant Corporation” is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

a.  Financial Statements of Businesses Acquired.    It is impracticable for Blue Martini to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

b.  Pro Forma Financial Information.    It is impracticable for Blue Martini to file herewith the required pro forma financial information in this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

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c.  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of April 16, 2002.

99.1	Blue Martini Press Release dated April 16,2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE MARTINI SOFTWARE, INC.

Dated: May 1, 2002	By:	/s/ ROBERT E. CELL
Robert E. Cell Vice President and Chief Financial Officer

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